Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2019 First Half Financial Results

MIDDLEFIELD, OHIO, July 19, 2019 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the 2019 first half and second quarter ended June 30, 2019.

2019 First Half Financial Highlights versus 2018 First Half (unless noted):

•	Net income increased 10.5% to $6.3 million

•	Earnings per diluted share increased 9.7% to $1.93 per share

•	Return on average equity increased 16 basis points to 9.58%

•	Return on average tangible common equity(1) was 11.02%, in line with the prior year

•	Book value per share was up 9.1% to $41.41 per share

•	Tangible book value(1) per share was up 11.0% to $36.07 per share

•	Total loans increased 5.8% to $998.2 million

•	Total interest income improved 13.2% to $27.2 million

“Our second quarter financial results demonstrate the strength of our financial model as earnings per diluted share increased 5.2% from the same period a year ago to a second quarter record of $1.01 per diluted share, while our year-to-date tangible book value increased 11.0% to a record $36.07 per share,” stated Thomas G. Caldwell, President and Chief Executive Officer. “This is the first quarter in 12 quarters where our total loan portfolio contracted. While the local economies in our Central and Northeast Ohio markets remain stable, we believe businesses and consumers have become more cautious resulting in slower investments and a reduction in borrowings. We continue to focus on proactively managing risk, growing market share, and driving improvements in profitability and our second quarter and first half financial results reflect the continued successful execution of our profit focused strategic plan.”

“In addition, I am pleased with the progress we are making to diversify our income streams and grow noninterest income. Noninterest income increased 32.6% for the six months ended June 30, 2019, compared with the same period last year. We expect further improvements in noninterest income throughout the year as additional strategies are implemented.”

Income Statement

For the 2019 first half, net interest income increased 4.0% to $20.5 million, compared to $19.7 million for the same period last year. Year-to-date, the net interest margin was 3.67%, compared to 3.78% for the same period last year. Net interest income for the 2019 second quarter was $10.3 million, compared to $9.8 million for the 2018 second quarter. The 4.8% increase in net interest income for the 2019 second quarter was largely a result of a 13.5% increase in interest and fees on loans due to both an increase in the average balance of loans and an increase in the yield on loans. The net interest margin for the 2019 second quarter was 3.65%, compared to 3.74% for the same period of 2018.

For the 2019 first half, noninterest income was $2.4 million, compared to $1.8 million for the same period last year. Noninterest income for the 2019 second quarter was $1.3 million, compared to $1.0 million for the same period last year.

For the 2019 first half, noninterest expense increased 4.0% to $15.0 million, compared to $14.4 million for the same period last year. Operating costs in the 2019 second quarter increased 5.9% to $7.5 million from $7.1 million for the 2018 second quarter.

“Low quarterly charge-offs demonstrates continued strength in asset quality as a result of conservative underwriting and pricing standards, balanced portfolio composition, and stable economic trends in both of our Ohio markets,” said Donald L. Stacy, Chief Financial Officer. “While we have seen competition increase for both loans and deposits, we remain focused on managing risk and pricing on loans, while prudently managing our funding costs on deposits. Our loans to deposits ratio was 94.9% at June 30, 2019, compared to a 101.2% June 30, 2018, while our equity to assets increased 14 basis points over the past three months to 10.42%. Our strong asset quality, ample liquidity, and compelling capitalization provides us with the flexibility to pursue our growth opportunities, while supporting our business through various economic cycles.”

Balance Sheet

Total assets at June 30, 2019, increased 10.5% to approximately $1.29 billion from $1.17 billion at June 30, 2018.

Net loans at June 30, 2019, were $990.9 million, compared to $936.2 million at June 30, 2018, and $984.7 million at December 31, 2018. The 5.8% year-over-year improvement in net loans was primarily a result of an 8.6% increase in commercial mortgage loans, a 7.8% increase in residential mortgage loans, a 19.7% increase in real estate construction loans, partially offset by a 12.0% decline in consumer installment loans and a 16.1% decline in commercial and industrial loans.

Total deposits at June 30, 2019, was $1.05 billion, compared to $932.2 million at June 30, 2018. The 12.8% increase in deposits was a result of higher money market and time deposits, offset by lower noninterest-bearing demand deposits. The investment portfolio, which is entirely classified as available for sale, was $98.8 million June 30, 2019, compared with $100.0 million at June 30, 2018.

Stockholders’ Equity and Dividends

At the end of the 2019 second quarter, shareholders’ equity increased 9.4% to $134.3 million compared to $122.7 million at June 30, 2018. On a per share basis, shareholders’ equity at June 30, 2019, was $41.41 compared to $37.95 at the same period last year. Tangible stockholders’ equity(1) increased 11.3% to $117.0 million for the 2019 second quarter, compared to $105.1 million at June 30, 2018. On a per-share basis, tangible stockholders’ equity(1) was $36.07 at June 30, 2019, compared to $32.49 at June 30, 2018.

Through the first six months of 2019, the company declared cash dividends of $0.56 per share, compared to $0.61 per share for the same period last year. The dividend payout ratio for the 2019 six-month period was 28.9% compared to 34.5% for the same period last year.

At June 30, 2019, the company had an equity to assets leverage ratio of 10.42%, compared to 10.52% at June 30, 2018.

Asset Quality

The provision for loan losses for the 2019 second quarter was $110,000 versus $210,000 for the same period last year. Nonperforming assets at June 30, 2019, were $10.8 million, compared to $8.6 million at June 30, 2018. Net charge-offs for the 2019 second quarter were $12,000, or 0.00% of average loans, annualized, compared to $259,000, or 0.11% of average loans, annualized at June 30, 2018.

Underwriting standards are being maintained in the face of competitive pressures and potential problem credits are being proactively addressed resulting in some exits that has enhanced the overall health of the loan portfolio.

Year-to-date net charge-offs were $474,000, or 0.10% of average loans, annualized compared to $108,000, or 0.02% of average loans, annualized for the same period last year. The allowance for loan losses at June 30, 2019, stood at $7.3 million, or 0.73% of total loans, compared to $7.5 million or 0.79% of total loans at June 30, 2018.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.29 billion at June 30, 2019. The bank operates 15 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1)This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
Balance Sheets (period end)	2019	2019	2018	2018	2018
ASSETS
Cash and due from banks	$133,372	$121,045	$107,933	$81,951	$42,451
Federal funds sold	2,010	—	—	—	28,795

Cash and cash equivalents	135,382	121,045	107,933	81,951	71,246
Equity securities, at fair value	660	674	616	671	656
Investment securities available for sale, at fair value	98,809	98,114	98,322	99,717	100,028
Loans held for sale	431	1,230	597	925	1,132
Loans	998,232	1,004,484	992,109	972,968	943,674
Less allowance for loan and lease losses	7,304	7,206	7,428	7,494	7,502

Net loans	990,928	997,278	984,681	965,474	936,172
Premises and equipment, net	16,788	15,741	13,003	13,002	12,978
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	2,227	2,312	2,397	2,484	2,571
Bank-owned life insurance	16,294	16,185	16,080	15,970	15,862
Accrued interest receivable and other assets	11,832	13,285	9,698	11,063	10,363

TOTAL ASSETS	$1,288,422	$1,280,935	$1,248,398	$1,206,328	$1,166,079

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
LIABILITIES
Deposits:
Noninterest-bearing demand	$198,817	$194,298	$203,410	$202,580	$205,192
Interest-bearing demand	94,266	107,246	92,104	99,342	94,715
Money market	152,885	178,668	196,685	191,261	137,572
Savings	194,505	184,662	222,954	224,704	204,408
Time	411,034	375,357	300,914	295,874	290,359

Total deposits	1,051,507	1,040,231	1,016,067	1,013,761	932,246

Short-term borrowings	85,000	91,000	90,398	55,304	87,833
Other borrowings	12,449	11,518	8,803	8,956	18,996
Accrued interest payable and other liabilities	5,206	6,487	4,840	4,074	4,288

TOTAL LIABILITIES	1,154,162	1,149,236	1,120,108	1,082,095	1,043,363

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 3,646,497 shares issued, 3,242,585 shares outstanding as of June 30, 2019	86,590	86,437	85,925	85,687	85,544
Retained earnings	60,517	58,139	56,037	53,520	51,121
Accumulated other comprehensive income (loss)	1,377	641	(154)	(1,456)	(431)
Treasury stock, at cost; 403,912 shares as of June 30, 2019	(14,224)	(13,518)	(13,518)	(13,518)	(13,518)

TOTAL STOCKHOLDERS’ EQUITY	134,260	131,699	128,290	124,233	122,716

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,288,422	$1,280,935	$1,248,398	$1,206,328	$1,166,079

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
Statements of Income	2019	2019	2018	2018	2018	2019	2018
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$12,706	$12,488	$12,467	$11,821	$11,197	$25,194	$22,251
Interest-earning deposits in other institutions	169	187	146	178	115	356	234
Federal funds sold	25	7	17	8	7	32	21
Investment securities:
Taxable interest	214	179	182	167	170	393	339
Tax-exempt interest	553	565	589	598	550	1,118	1,075
Dividends on stock	53	58	58	57	53	111	112

Total interest and dividend income	13,720	13,484	13,459	12,829	12,092	27,204	24,032

INTEREST EXPENSE
Deposits	3,277	2,945	2,828	2,178	1,979	6,222	3,619
Short-term borrowings	79	213	78	296	192	292	468
Other borrowings	95	96	92	104	118	191	240

Total interest expense	3,451	3,254	2,998	2,578	2,289	6,705	4,327

NET INTEREST INCOME	10,269	10,230	10,461	10,251	9,803	20,499	19,705
Provision for loan losses	110	240	210	210	210	350	420

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,159	9,990	10,251	10,041	9,593	20,149	19,285

NONINTEREST INCOME
Service charges on deposit accounts	530	508	498	491	472	1,038	925
Investment securities gains on sale, net	190	—	—	—	—	190	—
Gain (loss) on equity securities	(14)	58	(55)	15	13	44	31
Earnings on bank-owned life insurance	109	105	110	108	98	214	210
Gains on sale of loans	98	59	67	43	154	157	158
Other income	386	402	357	291	311	788	510

Total noninterest income	1,299	1,132	977	948	1,048	2,431	1,834

NONINTEREST EXPENSE
Salaries and employee benefits	4,078	4,124	4,065	3,839	3,866	8,202	7,845
Occupancy expense	496	553	465	460	472	1,049	1,008
Equipment expense	291	235	273	262	201	526	434
Data processing costs	549	465	446	481	402	1,014	879
Ohio state franchise tax	261	259	220	244	244	520	359
Federal deposit insurance expense	100	130	100	150	150	230	300
Professional fees	403	431	364	346	327	834	772
Advertising expense	200	203	227	236	230	403	458
Software amortization expense	152	145	145	155	155	297	305
Core deposit intangible amortization	85	85	87	87	87	170	178
Other expense	867	870	851	832	929	1,737	1,870

Total noninterest expense	7,482	7,500	7,243	7,092	7,063	14,982	14,408

Income before income taxes	3,976	3,622	3,985	3,897	3,578	7,598	6,711
Income taxes	686	611	560	593	481	1,297	1,009

NET INCOME	$3,290	$3,011	$3,425	$3,304	$3,097	$6,301	$5,702

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
Per common share data	2019	2019	2018	2018	2018	2019	2018
Net income per common share - basic	$1.01	$0.93	$1.06	$1.02	$0.96	$1.94	$1.77
Net income per common share - diluted	$1.01	$0.92	$1.05	$1.02	$0.96	$1.93	$1.76
Dividends declared per share	$0.28	$0.28	$0.28	$0.28	$0.28	$0.56	$0.61
Book value per share (period end)	$41.41	$40.44	$39.54	$38.38	$37.95	$41.41	$37.95
Tangible book value per share (period end) (2) (3)	$36.07	$35.11	$34.16	$32.96	$32.49	$36.07	$32.49
Dividends declared	$912	$909	$908	$905	$903	$1,821	$1,966
Dividend yield	2.74%	2.76%	2.62%	2.36%	2.21%	2.75%	2.43%
Dividend payout ratio	27.72%	30.19%	26.51%	27.39%	29.16%	28.90%	34.48%
Average shares outstanding - basic	3,251,254	3,249,139	3,239,180	3,234,393	3,225,726	3,250,203	3,223,009
Average shares outstanding -diluted	3,257,473	3,255,284	3,250,149	3,248,326	3,240,329	3,256,525	3,238,236
Period ending shares outstanding	3,242,585	3,256,370	3,244,332	3,236,689	3,233,678	3,242,585	3,233,678

Selected ratios
Return on average assets	1.09%	1.01%	1.15%	1.13%	1.11%	1.05%	1.03%
Return on average equity	9.79%	9.36%	10.52%	10.33%	10.08%	9.58%	9.42%
Return on average tangible common equity (2) (4)	11.23%	10.80%	12.17%	12.00%	11.77%	11.02%	11.02%
Efficiency (1)	63.03%	64.30%	61.60%	61.65%	63.43%	63.66%	65.20%
Equity to assets at period end	10.42%	10.28%	10.28%	10.30%	10.52%	10.42%	10.52%
Noninterest expense to average assets	0.62%	0.62%	0.62%	0.61%	0.63%	1.24%	1.29%

(1)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.
(2)	See reconciliation of non-GAAP measures below.
(3)	Calculated by dividing tangible common equity by shares outstanding.
(4)	Calculated by dividing annualized net income for each period by average tangible common equity.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
Yields	2019	2019	2018	2018	2018	2019	2018
Interest-earning assets:
Loans receivable (2)	5.08%	5.07%	5.09%	4.89%	4.82%	5.07%	4.82%
Investment securities (2)	3.79%	3.80%	3.73%	3.67%	3.68%	3.80%	3.64%
Interest-earning deposits with other banks	2.21%	2.26%	2.08%	1.95%	1.72%	2.24%	1.78%
Total interest-earning assets	4.86%	4.85%	4.82%	4.65%	4.60%	4.85%	4.60%
Deposits:
Interest-bearing demand deposits	0.36%	0.30%	0.31%	0.30%	0.30%	0.33%	0.28%
Money market deposits	1.40%	1.58%	1.56%	0.99%	0.88%	1.50%	0.85%
Savings deposits	0.69%	0.81%	0.85%	0.68%	0.57%	0.75%	0.54%
Certificates of deposit	2.35%	2.15%	1.99%	1.84%	1.79%	2.27%	1.72%
Total interest-bearing deposits	1.56%	1.46%	1.38%	1.14%	1.07%	1.51%	1.01%
Non-Deposit Funding:
Borrowings	2.70%	2.57%	3.54%	2.30%	2.59%	2.57%	1.97%
Total interest-bearing liabilities	1.59%	1.52%	1.43%	1.23%	1.16%	1.56%	1.09%
Cost of deposits	1.26%	1.17%	1.09%	0.89%	0.84%	1.22%	0.79%
Cost of funds (3)	1.29%	1.24%	1.14%	0.98%	0.92%	1.27%	0.88%
Net interest margin (1)	3.65%	3.70%	3.76%	3.72%	3.74%	3.67%	3.78%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.
(3)	Includes non-interest bearing funding sources in the denominator.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts)

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
End of Period Loan Balances	2019	2019	2018	2018	2018
(Dollar amounts in thousands)
Commercial and industrial	$85,520	$85,756	$83,857	$93,144	$101,975
Real estate - construction	54,619	58,019	56,731	48,901	45,647
Real estate - mortgage:
Residential	345,830	340,483	336,487	329,609	320,858
Commercial	496,300	504,289	498,247	483,675	457,050
Consumer installment	15,963	15,937	16,787	17,639	18,144

Total	$998,232	$1,004,484	$992,109	$972,968	$943,674

	June 30,	March 31,	December 31,	September 30,	June 30,
Asset quality data	2019	2019	2018	2018	2018
(Dollar amounts in thousands)
Non-accrual loans	$10,671	$10,472	$6,595	$7,288	$8,357
90 day past due and accruing	58	—	945	—	15

Non-performing loans (4)	10,729	10,472	7,540	7,288	8,372
Other real estate owned	89	126	270	257	181

Non-performing assets	$10,818	$10,598	$7,810	$7,545	$8,553

Allowance for loan losses	$7,304	$7,206	$7,428	$7,494	$7,502
Allowance for loan losses/total loans	0.73%	0.72%	0.75%	0.77%	0.79%
Net charge-offs:
Quarter-to-date	$12	$462	$276	$218	$259
Year-to-date	474	462	602	326	108
Net charge-offs to average loans, annualized:
Quarter-to-date	0.00%	0.19%	0.11%	0.09%	0.11%
Year-to-date	0.10%	0.19%	0.06%	0.05%	0.02%
Nonperforming loans/total loans	1.07%	1.04%	0.76%	0.75%	0.89%
Allowance for loan losses/nonperforming loans	68.08%	68.81%	98.51%	102.83%	89.61%
Nonperforming assets/total assets	0.84%	0.83%	0.63%	0.63%	0.73%

(4)	Non-performing loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended					For the Six Months Ended
(Dollar amounts in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018
Stockholders’ Equity	$134,260	$131,699	$128,290	$124,233	$122,716	$134,260	$122,716
Less Goodwill and other intangibles	17,298	17,383	17,468	17,555	17,642	17,298	17,642

Tangible Common Equity	$116,962	$114,316	$110,822	$106,678	$105,074	$116,962	$105,074

Shares outstanding	3,242,585	3,256,370	3,244,332	3,236,689	3,233,678	3,242,585	3,233,678

Tangible book value per share	$36.07	$35.11	$34.16	$32.96	$32.49	$36.07	$32.49

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018
Average Stockholders’ Equity	$134,836	$130,450	$129,208	$126,865	$123,228	$132,643	$122,115
Less Average Goodwill and other intangibles	17,339	17,422	17,510	17,597	17,683	17,381	17,728

Average Tangible Common Equity	$117,497	$113,028	$111,698	$109,268	$105,545	$115,262	$104,387

Net income	$3,290	3,011	3,425	3,304	3,097	6,301	5,702

Return on average tangible common equity (annualized)	11.23%	10.80%	12.17%	12.00%	11.77%	11.02%	11.02%